Internal Information - Polestar Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. [***] CHANGE AGREEMENT FOR [***] PRE-STUDY SERVICE Zhejiang Geely Auto Automobile Engineering Technology Development Co., Ltd. and Polestar Performance AB Changes to content of the [***] Vehicle performed after Job1 as executed under the terms of the [***] Change Framework Agreement

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Agreement no.: GEE25-046

TABLE OF CONTENT

BACKGROUND.....2

1. CONTRACTUAL SETUP.....3

2. GENERAL.....3

3. DEFINITIONS.....4

4. GENERAL DESCRIPTION.....6

5. DESCRIPTIONOF THE ACTIVITIES.....6

6. TIMING AND DELIVERABLES.....6

7. Service Charge.....7

8. FURTHER APPENDICES TO THIS CHANGE AGREEMENT.....8

9. ORDER OF PRIORITY.....8

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Agreement no.: GEE25-046 3 Name of Project: [***] Pre-Study This [***] CHANGE AGREEMENT (this “Change Agreement”) is entered into between: (1) Zhejiang Geely Automobile Engineering Technology Development Co., Ltd., Reg. No. 91330201MACRMC3J0P, a limited liability company incorporated under the laws of China (“Geely”); and (2) Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Polestar”). Each of Geely and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. Reference is made to the Background-section in the [***] Change Framework Agreement. B. The Parties have agreed that Geely will provide a Pre-Study service related to the Model Year project [***]of the Polestar vehicle [***] and [***] pursuant to terms and conditions of this agreement. C. In light of the foregoing, the Parties have agreed to execute this Change Agreement. 1. CONTRACTUAL SETUP 1.1 This Change Agreement sets out the specific terms that shall apply to the Changes. The general terms and conditions set out under the [***] Change Framework Agreement (Agreement number GEE24-043) (the "[***] Change Framework Agreement") shall govern and apply to this Change Agreement unless otherwise specified herein. 2. GENERAL 2.1 This specification sets out the scope and the specification of the activities that shall be performed under the Change Agreement, the division of responsibilities between Geely and Polestar and the applicable time plan for the performance of the activities.

Agreement no.: GEE25-046 4 3. DEFINITIONS 3.1. Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the [***] Change Framework Agreement. In addition, the capitalised terms set out below in this Section 3 shall for the purposes of this Change Agreement have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 3.2. “[***] Vehicle Base Project” means the Polestar branded vehicle program currently referred to as [***]. 3.3. “[***]KR” means the Polestar branded car based on the [***] Vehicle Base Project with complete vehicle Manufacturing in the Busan Plant with localized parts supplied by Renault Korea Co., Ltd. (“RK”) and with KD parts [***]supplied by Geely and imported by RK. 3.4. “[***] Project” means the Polestar branded car based on the [***]Model year program, with [***] complete vehicle Manufacturing in the Busan Plant with localized parts supplied by RK, and with KD parts supplied by Geely and/or its Affiliates and imported by RK, with Planned Job 1 [***]. 3.5. “PS 4 PPGM” means the first level of governance forum for handling the co- operation among Polestar, Geely and RK regarding 927B Project in various matters as set out in the [***] Framework Agreement signed among Polestar, Geely and RK and planned to be amended and restated in December 2025. 3.6. “[***]Model Year Project” means the Model Year update of the Polestar branded car based on the [***] model year program, [***], detail development scope refer Appendix 1 in this Change Agreement, final development scope will freeze during pre-study period. Plants following [***] and [***] current definition including PMA plant and Busan plant. [***]. 3.7. “[***] Project” means the Polestar-branded vehicle developed based on the [***]Vehicle and [***]- Vehicle. [***] 3.8. “Results” shall mean any outcome of the Services provided to Polestar under this Change Agreement (including but not limited to any IP, technology, software, methods, processes, deliverables, objects, products, documentation, modifications, improvements, and/or amendments to be carried out by Geely under the service specification) and any other outcome or result of the Services to be performed by Geely as described in the relevant service specification, irrespective of whether the performance of the Services has been completed or not.

Agreement no.: GEE25-046 5 3.9. “Results Owner” shall mean the Party which shall be the owner of the Results in accordance with what is set forth in Section 7. 3.10. "Milestone" means an event or milestone based on NPDS and the deadlines for such event according to the Vehicle Program Planner (VPP) set out in the relevant Change Agreement. 3.11. “PS” means the Program Start Milestone as defined in NPDS. 4. GENERAL DESCRIPTION 4.1. The Parties have agreed that Geely will provide research and development services (Pre-Study) for the concept phase of the [***]Model Year Project in accordance with appendix 1, which shall be delivered before PS milestone. 4.2. The Parties acknowledge and agree that any changes of the technical specifications and scope of the Service under this Change Agreement shall be handled in accordance with the FCR Process (“FCR Changes”) and in accordance with the Change Framework Agreement, Section 15.2 (Changes). 4.3. The Parties intend to enter into the Further Development Agreement for the research and development services of [***]Model Year Project covering the phases from PS milestone to FSR milestone (the “Full Service”), in which provisions of the scope, timing, [***]service charge and payment plan for such Further Services will be included. 5. DESCRIPTION OF THE ACTIVITIES 5.1. Geely will conduct preliminary development work to support the [***]Model Year Project's formal development phase, including product-related initial feasibility analysis and development solutions. Additionally, targets related to [***]Project and other content shall be discussed in good faith and agreed by the Parties during the term of this agreement. 6. TIMING AND DELIVERABLES 6.1. The activities that are needed in order to provide the deliverables covered by this Change Agreement, shall commence upon signing of this Change Agreement and the deliverable shall be completed no later than PS Milestone. Both Parties acknowledge and agree that the estimated time of the PS Milestone is currently estimated to [***].

Agreement no.: GEE25-046 6 6.2. Geely shall provide the milestone deliverables for the Geely NPDS PS milestone according to Geely NPDS as detailed in Appendix 1 Pre-Study deliverables. 7. SERVICE CHARGE 7.1. In consideration of Geely’s timely performance of the Services under this Change Agreement, Polestar shall pay to Geely the service charges as further described below (the “Service Charges”). 7.2. The total Service Charges is [***]. 7.3. If Geely, pursuant to the Payment Terms as stated in [***] Change Framework Agreement appoints its Affiliates and/or subcontractors (including RK) to perform the Services under this Change Agreement, the costs relating to such work should be considered to be included in the Service Charges and Geely shall include the cost in the invoices to Polestar. 7.4. The Service Charges shall be invoiced to Polestar upon Polestar’s approval of the Deliverables (the below dates not being considered payment dates but the dates when the Deliverables shall be ready for approval) described as follows. [***] 7.5. [***] 7.6. [***] 8. FURTHER APPENDICES TO THIS CHANGE AGREEMENT 8.1. The Parties have further aligned on the follow appendices (if applicable) in relation to this Change Agreement, which shall be executed together with this Change Agreement: (1) Appendix 1 Pre-Study deliverables 9. ORDER OF PRIORITY 9.1. In the event there are any contradictions or inconsistencies between this Change Agreement and any of the Sub-Appendices as described under Section 9 above, the Parties agree that the following order of priority shall apply: (1) Change Agreement (this main document) (2) Appendix 1 Pre-Study deliverables [Signature page follows]

保密：一级
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Agreement no.: GEE25-046

ZHEJIANG GEELY AUTOMOBILE ENGINEERING TECHNOLOGY DEVELOPMENT CO., LTD.

Date: February 2, 2026

/ Zhao Mingxiang________________________________

Signature

Zhao Mingxiang__________________________________

Clarification of signature and title

Date:

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Signature

____

Clarification of signature and title

POLESTAR PERFORMANCE AB

Date: 19/12-2025

/Jonas Engström__________________

Signature

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Jonas Engström COO

Date: 19/12-2025

/Anna Rudensjö___________________

Signature

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Anna Rudensjö General Counsel

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Internal Information - Polestar Appendix 1 Pre-Study deliverables [***]